UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

PACIFIC BIOMETRICS, INC.

(Name of Registrant As Specified In Its Charter)

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[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING
INTRODUCTION
OUTSTANDING SECURITIES AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AMENDMENT TO 1996 STOCK INCENTIVE PLAN
COSTS OF INFORMATION STATEMENT
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
ANNUAL REPORT

PACIFIC BIOMETRICS, INC.
220 West Harrison Street
Seattle, Washington 98119

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

October 3, 2003

To the Stockholders of Pacific Biometrics, Inc. (the “Company”):

This notice is to advise you of certain recent action taken by the majority stockholder of the Company in lieu of the Company’s holding of the 2003 annual meeting of stockholders. On September 25, 2003, upon the recommendation and approval of the Board of Directors, the holder of a majority of the voting rights represented by the Company’s outstanding common stock executed a written consent to approve:

•	an increase in the size of the Company’s Board of Directors from five to six directors, and the election of six directors to serve on the Board; and

•	an amendment to the Company’s 1996 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan to 1,800,000 shares.

The written stockholder consent was in accordance with Section 228 of the General Corporation Law of the State of Delaware, and this notice is being provided to you pursuant to the requirements of Delaware law. No further action is required of the Company’s stockholders or the Board of Directors to effect the foregoing approved actions. We are not soliciting further stockholder consents or proxies.

Enclosed with this letter is a copy of the Information Statement filed with the Securities and Exchange Commission pursuant to Section 14(c) of the Securities and Exchange Act of 1934, as amended, and the regulations promulgated thereunder. The Information Statement describes in greater detail the election of directors and the amendment to the plan. Please review the Information Statement thoroughly.

WE ARE NOT ASKING YOU FOR A PROXY OR A WRITTEN CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR A WRITTEN CONSENT.

Thank you for your continued interest and support of Pacific Biometrics, Inc.

Sincerely,

/s/ Ronald R. Helm

Ronald R. Helm
Chief Executive Officer

PACIFIC BIOMETRICS, INC.
a Delaware corporation

INFORMATION STATEMENT
October 3, 2003

INTRODUCTION

This Information Statement is being furnished to stockholders of Pacific Biometrics, Inc. (the “Company”) in connection with the corporate actions described below taken by written consent of the holder of a majority of the outstanding voting power of the Company’s stockholders. This written consent was taken in lieu of holding the 2003 annual meeting of stockholders. All necessary corporate approvals required in connection with the corporate action described herein have been obtained, and this Information Statement is furnished for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of these corporate actions before they take effect.

WE ARE NOT ASKING YOU FOR A PROXY OR A WRITTEN CONSENT AND
YOU ARE REQUESTED NOT TO SEND US A PROXY OR A WRITTEN CONSENT.

This Information Statement is first being sent to our stockholders on or about October 8, 2003. A copy of our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 (the “2003 Annual Report”), including financial statements, accompanies this Information Statement.

CORPORATE ACTIONS TAKEN

Upon the approval and recommendation of our Board of Directors, Saigene Corporation, a Delaware corporation (“Saigene”), beneficially owning approximately 69.1% of the outstanding shares of common stock of the Company, executed a written consent to approve the following corporate actions:

•	an increase in the size of our Board of Directors from five to six directors, and the election of six directors – Ronald R. Helm, Michael L. Hartzmark, Terry Giles, Paul G. Kanan, Richard W. Palfreyman and Timothy A. Wudi – to serve on our Board; and

•	an amendment to the Pacific Biometrics, Inc. 1996 Stock Incentive Plan, as amended (the “Plan”), to increase the number of shares of common stock authorized for issuance under the Plan from 666,667 shares to 1,800,000 shares (the “Plan Amendment”).

See “Directors and Executive Officers” and “Amendment to 1996 Stock Incentive Plan” below for further information regarding the actions approved. The written consent electing the Board of Directors and approving the Plan Amendment (collectively, the “Corporate Actions”) was executed by Saigene on September 25, 2003, and in accordance with rules promulgated under the Exchange Act, will take effect 20 days after the mailing of this Information Statement.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Outstanding Securities

As of September 25, 2003 (the “Record Date”), the Company had issued and outstanding 9,145,125 shares of common stock, $0.01 par value per share (“Common Stock”). As of the Record Date, there were also issued and outstanding 1,550,000 shares of Company Series A convertible preferred stock, $0.01 par value per share (“Series A Preferred Stock”), and 33,666.66 shares of the Company Series B convertible preferred stock, $0.01 par value per share (“Series B Preferred Stock”). All shares and per share calculations set forth in this Information Statement reflect the 1:3 reverse stock split effected on the Common Stock on March 14, 2003.

Voting Rights and Action by Written Consent

The Company is incorporated under the laws of the State of Delaware. Under Delaware law, holders of Common Stock are entitled to one vote for each share of Common Stock held in his or her name on the books of the Company on any matter submitted to a vote of the stockholders at any meeting of stockholders. Delaware law also provides that in lieu of a stockholders’ meeting, any action which may be taken at a stockholders’ meeting (including the election of directors) may be taken by written consent of the requisite number of stockholders that would be required to take such action if a meeting were held.

Holders of Common Stock vote as a single class on all matters brought before a vote. Holders of Series A Preferred Stock and Series B Preferred Stock are only entitled to vote on certain matters affecting their respective classes of stock, as set forth in the Company’s Certificate of Incorporation, requiring approval of at least 50% of the outstanding shares in such class. Holders of Series A Preferred Stock and Series B Preferred Stock do not have the right to vote in the election of directors or on the Plan Amendment, and these actions require approval only of holders of Common Stock.

Under Delaware law, for stockholder action by written consent, the election of directors and approval of the Plan Amendment requires the written consent of the holders of a majority of the Company’s outstanding Common Stock. Saigene is the beneficial owner of a majority of the outstanding Common Stock, and on September 25, 2003, Saigene validly approved the Corporate Actions by written consent. No further stockholder approval or consent is necessary in connection with the Corporate Actions.

Notice of Action By Written Consent

Under Delaware law, the Company is required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.

No Dissenters’ Rights

No dissenters’ or appraisal rights are afforded to stockholders of the Company under Delaware law as a result of the approval of the Corporate Actions.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The Company has three classes of voting securities – Common Stock, Series A Preferred Stock and Series B Preferred Stock (collectively, the “Voting Securities”). The following table sets forth as of September 25, 2003, certain information regarding the beneficial ownership of each class of the Company’s outstanding Voting Securities by: (i) each person who, to the knowledge of management, beneficially owns more than 5% of the respective class of Voting Securities; (ii) each of the Named Executive Officers identified in the Executive Compensation table below; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group. As of such date, there were issued and outstanding 9,145,125 shares of Common Stock, 1,550,000 shares of Series A Preferred Stock, and 33,666.66 shares of Series B Preferred Stock.

	Beneficial Ownership of Voting Securities (2)

				Series A		Series B
	Common Stock			Preferred Stock		Preferred Stock

	No. of
Name and Address (1)	Shares		Percent	No. of Shares	Percent	No. of Shares	Percent

Officers and Directors:
Ronald R. Helm (3)	—		—	—	—	—	—
Michael L. Hartzmark	91,176		**	—	—	—	—
Paul G. Kanan	242,590	(4)	2.6%	—	—	—	—
Terry M. Giles	547,582	(5)	5.8%	950,000	61.3%	—	—
c/o Giles Enterprises 3438-21 E. Collins Avenue Orange, CA 92867
Richard W. Palfreyman	—		—	—	—	—	—
Timothy A. Wudi	—		—	—	—	—	—
Dr. Elizabeth Leary, Ph.D.	66,795	(6)	**	—	—	—	—
Mario Ehlers, M.D., Ph.D.	—		—	—	—	—	—
All current directors and executive officers as a group (nine persons)	948,143	(7)	9.8%	—	—	—	—
5% Owners:
Saigene Corporation	6,315,014	(8)	69.1%	—	—	—	—
220 W Harrison Street Seattle, WA 98119
U.S. Bank National Association	583,333	(9)	6.4%	—	—	—	—
180 East Fifth Street St. Paul, MN 55101

	Beneficial Ownership of Voting Securities (2)

				Series A		Series B
	Common Stock			Preferred Stock		Preferred Stock

	No. of
Name and Address (1)	Shares		Percent	No. of Shares	Percent	No. of Shares	Percent

Unamore Assets, Inc.	182,795	(10)	2.0%	425,000	27.4%	—	—
c/o Courvoisier & Associe’s S.A. 25 Blvd. Helvetique 1207 Geneva, Switzerland
Banque Edouard Constant-Geneva	75,268	(11)	**	175,000	11.3%	—	—
c/o Kierner & Cie-Pascal Kiener 8, av. de Frontenex 1207 Geneva, Switzerland
Paul C.D. & Cami C.M. Lesser,	17,000	(12)	**	—	—	17,000	50.5%
Living Trust dated 11/22/96 c/o Paul & Cami Lesser 92-1118-1 Olani Street Kapolei, HI 96707
Richard P. Garwood Revocable Trust	8,333	(12)	**	—	—	8,333.33	24.8%
c/o Richard & Deborah Garwood 16930 – 39th Place North Plymouth, MN 55446
Phillip and Lisa Buffington Trust U/A/D June 20, 2000 c/o Phillip & Lisa Buffington 10968 E. Acoma Drive Scottsdale, AZ 85255	8,333	(12)	**	—	—	8,333.33	24.8%

**	Less than one percent

(1)	Except as otherwise noted, the address of each of these stockholders is c/o Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119.

(2)	This table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, to the knowledge of the Company, each of the stockholders named in this table has sole voting and investment power with respect to the Voting Securities shown as beneficially owned.

(3)	Mr. Helm is the Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Helm is also a member of the board of directors and a stockholder of Saigene. Mr. Helm is neither an officer nor a controlling stockholder of Saigene and disclaims beneficial ownership of the Common Stock of the Company held by Saigene.

(4)	Includes 88,524 shares of Common Stock held by the Kanan Living Trust dated May 15, 1990, of which Mr. Kanan is a co-trustee with his wife, and 821 shares held in Mr. Kanan’s account in the Company’s 401(k) Plan. Also includes 153,245 shares of Common Stock subject to outstanding stock options held by Mr. Kanan that are exercisable within 60 days of September 25, 2003 (“Vested Options”).

(5)	Includes 316,666 shares of Common Stock issuable upon conversion of the 950,000 shares of Series A Preferred Stock held by Mr. Giles (at a conversion rate of one share of Common Stock for every three shares of Series A Preferred Stock).

(6)	Includes 1,475 shares held in Dr. Leary’s account in the Company’s 401(k) Plan, over which she has voting control but no investment power. Also includes 31,922 shares of Common Stock subject to Vested Options held by Dr. Leary.

(7)	Consists of Ronald Helm, Michael Hartzmark, Paul Kanan, Terry Giles, Richard Palfreyman, Timothy Wudi, Dr. Elizabeth Leary, Dr. Mario Ehlers and Michael Carrosino. Includes an aggregate of 185,167 shares of Common Stock subject to Vested Options held by such persons, and 316,666 shares of Common Stock issuable upon conversion of 950,000 shares of Series A Preferred Stock held by such persons.

(8)	Includes an aggregate of 1,482,716 shares of Common Stock held of record by third parties, but over which Saigene has voting power pursuant to irrevocable proxies granted by such third parties. Also includes 333,333 shares that are subject to the terms of an escrow account, which was established pursuant to the Asset Purchase Agreement and expires on August 28, 2004, and that may be used to satisfy potential claims made against the Company from creditors of Saigene. Does not include up to 1,715,706 shares of Common Stock that may be issued upon exercise by the Company of an option to purchase additional assets of Saigene. See “Certain Relationships and Related Transactions” below.

(9)	Consists of 583,333 shares of Common Stock held in an escrow account with U.S. Bank as escrow agent, to secure the Company’s payment obligations on a promissory note to Makena Commercenter II, LLC. The shares will be released (a) to Makena if the Company defaults on its payment obligations, or (b) to the Company upon payment in full of its obligations, with 83,333 shares being released back to the Company each quarter during which the Company makes minimum aggregate payments of $50,000. The shares are issued in the name of Makena Commercenter II, LLC; however, pursuant to the escrow agreement, Makena has granted the escrow agent its irrevocable proxy to vote and exercise all voting with respect to the shares during such time as they are held in the escrow account.

(10)	Includes 141,666 shares of Common Stock issuable upon conversion of the 425,000 shares of Series A Preferred Stock held by the stockholder (at a conversion rate of one share of Common Stock for every three shares of Series A Preferred Stock).

(11)	Includes 58,333 shares of Common Stock issuable upon conversion of the 175,000 shares of Series A Preferred Stock held by the stockholder (at a conversion rate of one share of Common Stock for every three shares of Series A Preferred Stock).

(12)	The Series B Preferred Stock is convertible into Common Stock at a 1:1 conversion rate.

DIRECTORS AND EXECUTIVE OFFICERS

The Bylaws of the Company provide that the number of directors shall be any number not to exceed nine as fixed by resolution of the Board of Directors, from time to time as determined. As approved by Saigene as holder of a majority of the outstanding Common Stock, the size of the Board of Directors is currently fixed at six directors. Directors serve until the next meeting of stockholders at which directors are elected, or until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors or by the stockholders.

Of the six directors elected pursuant to the Corporate Action taken by written consent, five of such directors are existing directors on the Board. Terry Giles was appointed to fill the vacancy caused by the increase in the size of the Board. Set forth below is certain biographical information for each of the directors of the Company. There are no family relationships between any of the Company’s directors or executive officers. There are no arrangements between any director or officer of the Company and any other person pursuant to which he or she was, or will be, selected as a director or officer.

Directors:

		Director
Name and Age of Director	Position	Since

Ronald R. Helm Age 52	Ronald R. Helm has served as a Director, Chairman and Chief Executive Officer of the Company since August 28, 2002. From 1996 to August 28, 2002, Mr. Helm served as the Chairman and CEO of Saigene Corporation and was a co-founder of Saigene Corporation in 1996. Mr. Helm continues to serve on the board of directors of Saigene. Mr. Helm was previously in a private law practice with the California law firm of Helm, Purcell & Wakeman. Mr. Helm was a Senior Vice-President and General Counsel for ComputerLand Corporation and also served as the Managing Director of ComputerLand Europe. Prior to that, Mr. Helm was the Associate Dean for Development and a Professor of Law at Pepperdine University School of Law. He received his B.S.Ed from Abilene Christian University and his J.D. from Pepperdine University School of Law.	2002
Michael L. Hartzmark Age 47	Michael L. Hartzmark, Ph.D. has served as a Director of the Company since August 28, 2002. Dr. Hartzmark is currently the Chairman and CEO of Cragar Industries, Inc. (OTC.BB:	2002
	CRGR). Dr. Hartzmark was named Cragar’s President and Chief Executive Officer in June 1993, and has served as its Chairman and Treasurer since January 1993. Dr. Hartzmark also provides advisory services to individuals and companies and currently serves on the Financial Advisory Boards of Shaker Investments, Inc. Dr. Hartzmark earned his MA and Ph.D. degrees in economics at the University of Chicago. He holds a BA in economics from the University of Michigan.
Paul G. Kanan Age 57	Paul G. Kanan has served as a Director of the Company since July 1996, and as President and Chief Executive Officer of the Company from October 1996 through August 2002. Mr. Kanan served as President and Chief Executive Officer of the Company’s wholly owned subsidiary,	1996

		Director
Name and Age of Director	Position	Since

	Pacific Biometrics, Inc., a Washington corporation, from October 1996 through August 2002, and as President and a director of BioQuant from October 1993 through August 2002. Since May 2001, Mr. Kanan has served as Vice President of Operations and Chief Financial Officer of Agensys, Inc., a biotechnology firm in California. Mr. Kanan is also an officer and director of CEO Advisors, a health care consulting firm that he co-founded in 1992. Mr. Kanan received his B.S.E. degree from the University of Michigan and an M.B.A. degree from Harvard University Graduate School of Business.
Terry M. Giles Age 55	Terry M. Giles was elected to the Board of Directors in September 2003. Mr. Giles previously served on the Company’s Board of Directors from 1995 to 2001. Mr. Giles currently is in private law practice in California, and is also an adjunct professor with the Pepperdine University School of Law. Mr. Giles currently also serves as Chairman of Giles Enterprises, a private holding company for various business enterprises, as Chairman of the Board of Landmark Education Corporation, a private company providing seminars on personal growth and responsibility, as Chairman of Mission Control Productivity, Inc., a private company, and is the owner of GWE, LLC, a private company specializing in lender financing. Mr. Giles serves on the Pepperdine University Board of Regents and is a member of the Board of Visitors for the Pepperdine University School of Law. Mr. Giles also serves on the board of directors of The Terry M. Giles Foundation, a charitable foundation. Mr. Giles received his B.A. from California State University at Fullerton and his J.D. degree from Pepperdine University School of Law.	2003
Timothy A. Wudi Age 53	Timothy A. Wudi became a Director of the Company effective on August 28, 2002. From March 2002 through the present, Mr. Wudi has served as the acting President and Chief Operating Officer of Sound Advantage, LLC, a software development company specializing in speech recognition telecommunications applications. Since June 2001, Mr. Wudi has also served as the Chairman of the Board of Directors and the Chief Executive Officer of Wolf Creek Capital Corporation, a privately held investment company in Redmond, Washington. From April 2001 to December 2001, Mr. Wudi served as a consultant to the Chief Executive Officer of Captaris, Inc. (formerly AVT Corporation, NASDAQ:	2002
	CAPA), a unified communications, fax and fax services and mobile delivery integrator. From July 1991 to April 2001, Mr. Wudi held various positions within the CTI Software Group of Captaris, Inc., the most recent position being President. Mr. Wudi is licensed as a certified public accountant in Michigan. He received his B.S. degree in business administration from Central Michigan University.
Richard W. Palfreyman Age 60	Richard W. Palfreyman became a Director of the Company effective on August 28, 2002. Mr. Palfreyman is currently the President, CEO and Director of the Relax the Back Acquisitions Corporation and President, Chief Executive Officer and Director of BackSaver Acquisitions	2002

Director
Name and Age of Director	Position	Since

Corporation. Mr. Palfreyman’s prior business positions include serving as Chief Operating Officer of Spafinder, Inc., Chief Operating Officer of Spectra Entertainment Corporation and President and Chief Executive Officer of the Photo & Sound Corporation. He has also served as the Chief Financial Officer of ComputerLand Corporation. Mr. Palfreyman holds a B.S. degree in Economics and an M.B.A. from the University of Utah.

Executive Officers, Key Employees and Consultants:

Name	Age	Position

Ronald R. Helm	52	President, Chief Executive Officer, Chairman and Director
Michael P. Carrosino	42	Chief Financial Officer
Dr. Elizabeth Teng Leary	55	Chief Scientific Officer
Dr. Mario Ehlers	44	Chief Medical Officer
Allan G. Cochrane	51	Contract Manager

In addition to Mr. Helm, following is biographical information for our other executive officers and certain key contract employees. Mr. Helm’s biographical information is set forth above under “Directors.”

Michael P. Carrosino	Michael P. Carrosino has served as the Company’s Chief Financial Officer since June 2003. Prior, Mr. Carrosino was Vice President of Finance for Inologic, Inc., a development stage biotechnology company from May 2002 to June 2003. From December 2000 to May 2002, Mr. Carrosino performed financial consulting services for various companies, and was a co-founder of Vrtise, Inc., a media management start-up, in July 2001. From April 2000 to December 2000, he was Vice President of Finance for Classmates.com, an online directory. From October 1999 to April 2000 he was Chief Financial Officer of VacationSpot.com, an online travel website, which he assisted in selling to Expedia.com. From January 1999 to September 1999 he was Vice President of Finance for Advanced Research Systems, a medical records software developer. From February 1998 to December 1998 he was an associate of Deloitte & Touche’s Re:Sources group, acting as Chief Financial Officer for America Online’s Sprynet division during its purchase and subsequent resale. Mr. Carrosino’s prior experience includes tenures with Cell Therapeutics, Inc. from 1993 to 1997, Esterline Technologies from 1988 to 1993 and Arthur Andersen from 1981 to 1987. He received a B.A. degree in Humanities in 1980 and a B.A. degree in Business Administration – Accounting in 1981 from Seattle University.
Elizabeth Teng Leary, Ph.D, DABCC	Dr. Elizabeth Leary has served as the Company’s Chief Scientific Officer since 2000, prior to which Dr. Leary was the Company’s Vice President of Laboratory Services from 1998. Dr. Leary co-founded Pacific Biometrics Inc., a Washington corporation (PBI-WA), in 1989 and from 1989 to 1998, she was Vice President and Director of the Laboratory Division of PBI-WA. In 1989, Dr. Leary also co-founded the Pacific Biometrics Research Foundation (PBRF), a non-profit corporation affiliated with the Company, and currently serves as the director of the CDC Cholesterol Reference Network Laboratory at PBRF (one of eleven such reference laboratories in the world). Prior to joining Pacific Biometrics, Dr. Leary served as a director of clinical chemistry and industry consultant for 13 years. She is a diplomate of the American Board of Clinical Chemistry. She is past chair of the Pacific Northwest chapter of

American Association for Clinical Chemistry (AACC) and the Lipids and Vascular Disease Division of AACC, and past president of the North America Chinese Clinical Chemist Association. She has published over 80 articles in peer-reviewed journals and books and is a recipient of several grants and awards. Dr. Leary received her B.A. from the University of California at Berkeley and her Ph.D. in Biochemistry from Purdue University. She is a graduate of the post-doctoral training program in clinical chemistry at the University of Washington Department of Medicine.
Mario R. Ehlers, M.D., Ph.D.	Dr. Mario Ehlers has served as the Company’s Chief Medical Officer since September 2002. From June 1998 to September 2002, Dr. Ehlers was the Vice President and Chief Medical Officer of Restoragen, Inc., a privately-held biotechnology company. Subsequently, in December 2002, Restoragen, Inc. filed for chapter 11 reorganization and bankruptcy protection. Prior to 1998, Dr. Ehlers has 11 years of experience in academic research. He was formerly chairman of an academic department at the University of Cape Town Medical School in South Africa and an instructor in biochemistry at Harvard Medical School. He is author to over 40 publications, two patents and two additional patent applications, with an international reputation in research on ACE and related proteases and in mycobacterial infectious diseases. Dr. Ehlers received both his MBChB (M.D. equivalent) and Ph.D. degrees from the University of Cape Town in South Africa.
Allan G. Cochrane	Allan Cochrane is a consultant to the Company, serving since August 1999 as a contract manager pursuant to the management agreement between Saigene and the Company. As contract manager, Mr. Cochrane is responsible for overseeing laboratory operations, including strategic planning, business development and other functions. Mr. Cochrane is also currently the President, Chief Operating Officer, Chief Financial Officer and a director of Saigene Corporation, positions he has held since April 1996. Mr. Cochrane also served as President and Chief Operating Officer for Epoch Pharmaceuticals from 1993 to 1996, and in various capacities with Difco Laboratories from 1975 to 1993. Mr. Cochrane received his B.S. in Biology, with minors in Chemistry and Psychology, from Roberts Wesleyan College.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors, which held eight meetings during the fiscal year ended June 30, 2003, has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee; the functions customarily attributable to the nominating committee are performed by the Board of Directors as a whole. Michael Hartzmark (Chairman of the Audit Committee), Richard Palfreyman and Timothy Wudi (Chairman of the Compensation Committee) have served as members of each of the Audit Committee and the Compensation Committee since September 27, 2002. Prior to September 27, 2002, Paul Kanan and Terry Giles served as members of the Audit Committee and Compensation Committee.

The Audit Committee assists the Board in fulfilling its responsibilities to provide oversight with respect to the Company’s financial statements and reports, the Company’s independent auditors, the system of internal controls and the audit process. Its primary duties include reviewing the results and scope of the audit and other services provided by our independent auditors, and reviewing and evaluating our internal control functions. The Committee also has authority for selecting and engaging the Company’s independent auditors and approving their fees. The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Information Statement. Each of the Directors on the Audit Committee is considered an “Independent Director” as defined in Rule 4200(a)(15) of the

National Association of Securities Dealers listing standards. During the 2003 fiscal year, the Audit Committee met six times.

The Compensation Committee makes recommendations to the Board of Directors concerning compensation, including stock option grants, for executive officers of the Company. The Compensation Committee met six times during fiscal 2003.

During the 2003 fiscal year, all of the directors attended 100% of the total number of meetings of the Board of Directors and committees on which they served.

Audit Committee Report

The Audit Committee serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent accountants, Grant Thornton, LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue its report.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants, and upon the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
Michael L. Hartzmark
Richard W. Palfreyman
Timothy A. Wudi

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

Compensation of Directors

The Company’s policy is not to pay compensation to directors who are also employees of the Company for their services as directors. The Company is working on details of a compensation plan for non-employee directors, which would be based on an annual retainer for membership on the board, as well as committees thereof, plus compensation for attendance per meeting. Both cash and stock option grants are being considered for the director compensation plan. Pending finalization of the terms of the director compensation plan, in September 2003 the Company made initial cash payments of $12,670 to Mr. Hartzmark, $12,670 to Mr. Wudi, and $9,660 to Mr. Palfreyman towards compensation for the fiscal year ended June 30, 2003 (with each of their respective tenures as independent directors on Board committees having begun on September 28, 2002). The Company also reimburses reasonable out-of-pocket expenses of directors for attendance at meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and change in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the 2003 fiscal year, all such filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except as follows:

•	Saigene Corporation, a greater than 10% stockholder of the Company, filed a late Form 4 in August 2003, to report five transactions that occurred during fiscal 2003 in connection with stock transfers for an aggregate of 1,669,001 shares of Common Stock in consideration for the transferees’ cancellation of outstanding Saigene equity and debt, and 10,000 shares of Common Stock surrendered to the Company in December 2002 pursuant to the terms of an investment agreement;

•	Paul Kanan, a director of the Company, filed a Form 5 in August 2003, to report one late Form 4 transaction of his exercise of stock options for 8,333 shares of Common Stock in September 2002;

•	Michael Hartzmark, a director of the Company, filed a Form 5 in July 2003, to report one late Form 4 transaction of a stock transfer to him from Saigene of 91,176 shares of Common Stock in February 2003 in consideration for Mr. Hartzmark’s cancellation of outstanding Saigene debt;

•	Michael Carrosino, the Chief Financial Officer of the Company, filed a late Form 3 in September 2003, following his appointment as an executive officer of the Company in June 2003.

EXECUTIVE COMPENSATION

     The following table shows for each of the three fiscal years ended June 30, 2003, 2002 and 2001, respectively, certain compensation awarded or paid to, or earned by, the following persons (collectively, the “Named Executive Officers”):

•	Ronald R. Helm, our current Chief Executive Officer; and

•	Paul G. Kanan, our former Chief Executive Officer during fiscal 2003; and

•	other executive officers whose salary and bonus during fiscal 2003 exceeded $100,000.

Other than the Named Executive Officers, no executive officer who was serving in such capacity at the end of fiscal 2003, earned more than $100,000 in salary and bonus for the 2003 fiscal year:

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

Name and	Fiscal			Other Annual	Securities Under	All Other
Principal Position	Year	Salary	Bonus	Compensation	Options Granted (1)	Compensation

		($)	($)	($)	(#)	$
Ronald R. Helm (1)
Chief Executive Officer and Chairman	2003	$138,252	—	$61,867 (1)	—	$6,446	(1)
	2002	—	—	—	—	—
	2001	—	—	—	—	—
Paul G. Kanan (2)
Former President and Chief Executive Officer	2003	18,000	—	30,000 (2)	153,245 (2)	397	(2)
	2002	66,000	—	—	—	1,443
	2001	54,000	—	88,000	—	1,321
Elizabeth T. Leary (3)
Chief Scientific Officer	2003	97,690	113,371	—	21,922 (3)	—
	2002	68,200	76,647	—	—	—
	2001	89,613	—	—	—	2,091
Mario R. Ehlers (4)
Chief Medical Officer	2003	166,134	—	—	—	27,434	(4)
	2002	—	—	—	—	—
	2001	—	—	—	—	—

(1)	Ronald R. Helm became a Director, Chairman and Chief Executive Officer of the Company effective on August 28, 2002, in connection with the closing of the transactions set forth in the Asset Purchase Agreement with Saigene. Other Annual Compensation consists of amounts paid to Saigene as reimbursement for Mr. Helm’s salary for the period beginning September 2002 through January 2003, during which time Mr. Helm was an employee of the Company but was being paid by Saigene pursuant to the management agreement. All Other Compensation consists of life insurance premiums paid by the Company in fiscal 2003 in the amount of $1,463, and medical insurance premiums in the amount of $4,983.

(2)	Mr. Kanan resigned as an executive officer (but not as a director) effective August 28, 2002. For fiscal 2003, Other Annual Compensation represents amounts received under a consulting contract with the Company of $3,000 per month, beginning September 1, 2002. On August 28, 2002, the Company granted

Mr. Kanan stock options for 153,245 shares of Common Stock in full satisfaction of deferred compensation and notes payable owing to Mr. Kanan in the amount of $459,736, of which deferred compensation for $88,000 is reported above for fiscal 2001 as Other Annual Compensation. All Other Compensation consists of life insurance premiums paid by the Company in fiscal 2003 in the amount of $397.

(3)	The amounts in the Bonus column consist of sales commissions. On August 28, 2002, the Company granted Dr. Leary stock options for 21,922 shares of Common Stock in full satisfaction of deferred compensation owing to Dr. Leary in the amount of $65,765 for prior fiscal years.

(4)	Dr. Ehlers became Chief Medical Officer on September 30, 2002. The amounts listed under All Other Compensation consist of moving and relocation expenses of $18,137, life insurance premiums paid by the Company in fiscal 2003 in the amount of $1,190, and medical insurance premiums in the amount of $8,107.

Stock Option Grants During Fiscal 2003

The following table shows information regarding stock options granted to the Named Executive Officers during the 2003 fiscal year:

Percentage of Total
	No. of Shares	Options	Exercise
	Underlying Options	Granted to	Price
Name	Granted	Employees	Per Share	Expiration Date

Ronald R. Helm	—	—	—	—
Paul G. Kanan (1)	153,245	83.3%	$0.51	8/27/2012
Mario R. Ehlers	—	—	—	—
Elizabeth T. Leary (1)	21,922	11.9%	$0.51	8/27/2012

(1)	On August 28, 2002, the Company granted Mr. Kanan and Dr. Leary stock options in full satisfaction of all deferred compensation owed to them by the Company. The stock options are fully exercisable at any time by payment of the exercise price in cash, by surrender of unrestricted securities or by “cashless exercise.” The Company did not make any stock option grants to its employees other than stock options issued in connection with deferred compensation arrangements.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table presents information about options held by the Named Executive Officers and the value of those options as of June 30, 2003.

			Number of Shares Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options
			June 30, 2003		at June 30, 2003
Shares
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

	(#)	($)	(#)	(#)	($)	($)
Ronald R. Helm	—	—	—	—	—	—
Paul G. Kanan	68,861	$29,795	153,245	—	$136,388	—
Mario R. Ehlers	—	—	—	—	—	—
Elizabeth T. Leary	—	—	31,922	—	$32,910	—

Employment / Consulting Agreements

In April 2001, the Company entered into a part-time employment agreement with Dr. Elizabeth Leary, pursuant to which she serves as the Chief Scientific Officer. The agreement is terminable by Dr. Leary upon 30 days notice and the Company may also terminate the agreement immediately, if for cause, or upon 30 days notice, if without cause. Pursuant to the agreement, Dr. Leary receives an annual base salary of $60,000, plus payments at an hourly rate of $60 for each hour worked in excess of 88 hours per month. In addition, Dr. Leary is entitled to sales commissions based on net sales by the Company from new customers (3% commission) and for new business from existing customers (2% commission), as well as a 2% rate on grants and subgrants received by the Company. Dr. Leary has agreed not to compete with the Company for as long as she is employed by the Company, and has agreed to non-solicitation of Company employees, customers, suppliers and consultants for up to one year after her employment terminates.

In connection with the transactions contemplated by the Asset Purchase Agreement with Saigene, on August 28, 2002, the Company entered into a consulting agreement with Paul G. Kanan, a director and former officer of the Company. Pursuant to the consulting agreement, the Company agreed to engage Mr. Kanan as a consultant for a period of 12 months beginning September 1, 2002, and to pay Mr. Kanan $3,000 per month. The consulting arrangement may be extended on a month-to-month basis for up to 12 additional months until such time as the shares of Common Stock held by Mr. Kanan have been registered for resale pursuant to an effective registration statement filed with the SEC. In addition, should Mr. Kanan meet certain performance targets (to be negotiated), the consulting arrangement may be extended for a second additional 12 month period.

Also in connection with the Asset Purchase Agreement, on August 28, 2002, the Company entered into a consulting agreement with Terry M. Giles, a then-former director and greater than 5% stockholder of the Company. As described above, in September 2003, Mr. Giles was elected to the Company’s Board of Directors. Pursuant to the consulting agreement, the Company agreed to engage Mr. Giles as a consultant and to pay Mr. Giles compensation of $10,000 per month until the conversion of Mr. Giles shares of Series A Preferred Stock into Common Stock, and until such shares are either (a) registered pursuant to an effective registration statement, or (b) deemed tradable pursuant to Rule 144. Pursuant to the consulting agreement, the Company accrued the first year’s payments (totaling $120,000) and such payments will be amortized and paid over the following four years (i.e., an additional $2,500 per month over 48 months beginning September 2003), with any accrued amounts due being payable upon termination of the consulting agreement, if terminated earlier than 60 months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 27, 2002, the Company, and its wholly-owned subsidiary, Pacific Biometrics, Inc., a Washington corporation (“PBI-WA”), entered into an Asset Purchase Agreement, as amended August 28, 2002 (the “Asset Purchase Agreement”), with Saigene, providing for the purchase by PBI-WA of certain technology, intellectual property and equipment assets in connection with certain DNA amplification and cell viability and related technologies and processes. On August 28, 2002, pursuant to the Asset Purchase Agreement, as consideration for the purchased assets, the Company issued to Saigene 6,541,430 shares of Common Stock, and an additional 458,570 shares of Common Stock to certain of Saigene’s designees. In addition, as part consideration for the purchased assets, on August 28, 2002, PBI-WA issued to Saigene a promissory note in aggregate principal amount of $223,697. The Company is a guarantor on the note. The note bears interest at a rate of 8% per annum and is payable in equal monthly payments of principal and interest of $10,000. All principal amounts under the note accelerate and become payable upon the closing of an equity financing by the Company raising at least $6 million.

Also in connection with the Asset Purchase Agreement, on August 28, 2002, the Company entered into a consulting agreement with each of Paul Kanan and Terry Giles, current directors of the Company. See “Employment/Consulting Agreements” above.

On August 28, 2002, in connection with the asset purchase transaction, the Company and Saigene entered into an amended and restated Management Agreement, providing for management services by Saigene for the day-to-day operations of the Company’s clinical laboratory. The original management agreement had been entered into in September 1999. Under the terms of the amended and restated Management Agreement, the Company is obligated to pay a monthly fee of $90,000 to Saigene in consideration for its services. The Management Agreement may be terminated by either the Company or Saigene upon 30 days prior written notice. Subsequently, on June 18, 2003 the parties further amended the Management Agreement to reduce the management fee to $70,000 per month effective July 1, 2003.

Also, on August 28, 2002, in connection with the Asset Purchase Agreement, PBI-WA and Saigene executed an Option Agreement, whereby PBI-WA may purchase certain additional assets of Saigene in exchange for, at PBI-WA’s and the Company’s election, either $5,147,118 in cash or the issuance by the Company of an additional 1,715,706 shares of Common Stock and the assumption of additional liabilities associated with such transferred assets. As of the date hereof, the Option Agreement continues in full force and effect and has not been exercised by the Company.

On December 19, 2002, the Company, PBI-WA and Saigene executed an Investment Agreement, whereby Saigene agreed to an additional investment in the Company, consisting of (i) a promissory note in the amount of $200,000 due and payable to the Company on September 30, 2003 in either cash or surrender of shares of the Company’s Common Stock, (ii) the assumption by Saigene of certain debt obligations that had been assumed by the Company in connection with the Asset Purchase Agreement in the aggregate amount of approximately $370,000, and (iii) the surrender of 10,000 shares of Common Stock held by Saigene.

In August 2002, the Company converted an aggregate of $933,472 of deferred compensation and notes payable to related parties and current or former senior executives into warrants and options to purchase an aggregate of 301,541 shares of Common Stock. Included within these amounts were (a) $459,736 in deferred compensation and notes payable owing to Paul Kanan, a current director, exchanged for stock options for 153,245 shares of Common Stock, and (b) $65,765 in deferred compensation owing to Dr. Elizabeth Leary, our Chief Scientific Officer, converted into stock options for 21,922 shares of Common Stock.

AMENDMENT TO 1996 STOCK INCENTIVE PLAN

Background and Recent Amendment

On July 9, 1996, the Company adopted its 1996 Stock Incentive Plan, providing for equity compensation awards to its employees, officers, directors, consultants and advisors, initially reserving 333,333 shares of Common Stock for issuance under the Plan. Subsequently, in August 1997, the Board of Directors adopted and in November 1997 the stockholders approved an amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan to 666,667 shares.

The current amendment to the Plan affects a further increase in the number of shares of Common Stock available for issuance under the Plan, from 666,667 shares to 1,800,000 shares (subject to adjustment for stock dividends, stock splits and certain other changes in capitalization, pursuant to the Plan). This amendment was adopted by the Board of Directors on September 17, 2003 and subsequently approved by Saigene, as the holder of a majority of the outstanding Common Stock, pursuant to its written consent.

The Board of Directors adopted this amendment to ensure that there will be a sufficient reserve of shares to permit further option grants and stock awards under the Plan to existing and new employees and consultants at levels to be determined by the Compensation Committee. The Company believes that the Plan can be a valuable compensation component for the Company and can help further the success of the Company by providing employees, officers, directors and consultants with incentive to devote their best efforts to the Company through ownership of the Company’s stock. The Board of Directors believes that, in the current competitive labor market, stock options and stock awards serve to attract, retain and motivate employees and consultants and to enhance their incentive to perform at the highest level and contribute significantly to the Company’s success.

As of September 25, 2003, options for an aggregate of 231,723 shares had been granted and were outstanding. After giving effect to the Plan Amendment in addition to the options currently outstanding, a total of 1,568,277 shares are available for future issuance under the Plan. Based on 9,145,125 shares of Common Stock issued and outstanding as of September 25, 2003, the shares subject to existing stock options and the additional shares available for issuance under the Plan, as amended, would represent approximately 14.2% of the outstanding shares when issued in accordance with the Plan.

It is anticipated that the current increase will provide a sufficient number of shares to cover grants and awards made over a period of approximately two years. Other than stock option grants made in August 2002 in satisfaction of the Company’s deferred compensation obligations, the Company has not granted any stock options or made any other stock awards under the Plan since fiscal 1999. Management anticipates that the Company will register the additional shares of Common Stock available under the Plan with the Securities and Exchange Commission pursuant to a registration statement on Form S-8 following this Information Statement.

Description of 1996 Stock Incentive Plan

The following summary of the Plan is qualified in its entirety by reference to the Plan, a copy of which may be obtained, at no cost, from the Company:

Administration of the Plan

The Plan is administered by the Compensation Committee of the Board, which Committee must be composed of not less than two non-employee directors (as such term is defined in Rule 16b-3 under the Exchange Act). The Committee has full and final authority in its discretion, subject to the provisions of the Plan, to determine the participants to whom, and the time or times at which, options shall be granted and the number of shares covered by each option; to construe and interpret the Plan and any agreements made pursuant to the Plan; to determine the terms and provisions of the option agreements entered into in connection therewith, including terms covering the payment of the exercise price of the options; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan.

Stock Options and Awards under the Plan

The Plan authorizes grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), nonqualified stock options, stock appreciation rights, restricted stock and performance shares.

     Stock Options. Each option shall be exercisable from time to time over such period and upon such terms as the Committee may determine. The exercise price of each incentive stock option granted shall not be less than the fair market value of the underlying Common Stock. With respect to nonqualified stock options, the exercise price shall not be less than 85% of the fair market value of the underlying Common Stock. The fair market value of the Company’s Common Stock shall be based on the last price at which such shares were traded on such date as reported on the over-the-counter market on which the Common Stock is traded. Pursuant to the Plan, the aggregate fair market value of the Common Stock with respect to which options are exercisable for the first time by a participant in any calendar year shall not exceed $100,000. The Committee may make adjustments to the number of shares covered by outstanding options or the exercise price, if such adjustments are required to prevent any dilution or enlargement of rights of holders of options in the event of any change in the capital structure of the Company.

     The expiration date of each option shall be fixed by the Committee, but in no event, shall be more than ten years from the date of the grant of the option. The Committee, in its discretion, has authority to determine the method of payment of the exercise price for each participant. The Committee has the authority to determine the treatment of stock option grants upon a participant’s retirement, disability, death, or termination. No option granted under the Plan is transferable or assignable, other than by will or the laws of descent and distribution.

     Stock Appreciation Rights. The Committee, in its discretion, may award stock appreciation rights to participants, which entitle participants to receive payments in cash, shares of Common Stock or a combination of cash and stock. The amount that a participant is entitled to receive is equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the amount specified by the Committee on the date of grant. The Committee has the authority to determine the form, terms and conditions of any grant of stock appreciation rights.

     Restricted Stock and Performance Share Awards. The Committee, in its discretion, may grant restricted stock awards or performance share awards to participants on terms and conditions established by the Committee, in its discretion, including, without limitation, vesting terms conditioned on performance based criteria or time of employment, restrictions on transferability and voting privileges.

New Stock Option Grants

The Committee has not yet established the number of stock options or other stock awards that may be made under the Plan to employees, consultants, officers or directors.

Plan Participants

Any officer, director, employee, consultant or advisor of the Company or a subsidiary of the Company is eligible to participate in the Plan. The Committee has sole discretion to determine which eligible participants are entitled to receive grants or awards. As of September 25, 2003, there were 37 officers and employees (including director- employees) of the Company and its affiliates eligible to participate in the Plan.

An option may be granted to a participant only if such participant, at the time the option is granted, does not own, after application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates. The preceding restriction shall not apply if at the time the option is granted, the exercise price is at least 110%

of the fair market value as of the date of grant of the Common Stock subject to the option, and such option by its terms is not exercisable after the expiration of five years from the date of grant.

Withholding

If any withholding amount for the exercise of an option, restricted stock grant, stock appreciation right or performance share award under the Plan is required by law, the Committee may (a) require a participant to remit a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding requirements prior to delivery by the Company of certificates for Common Stock, (b) grant a participant the right to satisfy any withholding requirements, in whole or in part, by electing to require that the Company, upon exercise of the relinquishment of an option, withhold from the shares of Common Stock issuable to the participant, that number of full shares of Common Stock having a fair market value equal to the amount required to be withheld, (c) grant a participant the right to deliver shares of unrestricted stock to the Company, or (d) satisfy withholding requirements through any other lawful method, such as through additional withholdings against the participant’s other wages with the Company.

Federal Income Tax Consequences

Incentive Stock Options. There are no federal tax consequences, either to the participant or to the Company upon the grant of an incentive stock option under the Plan. Upon the exercise of an incentive stock option, the participant will not recognize any income, and the Company will not be entitled to a deduction, although the exercise may give rise to alternative minimum tax liability for the participant. Generally, if the participant disposes of shares acquired upon the exercise of an option within two years of the date of grant or one year of the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares are disposed of after the foregoing holding requirements are met, the entire gain or loss will be treated as a capital gain or loss by the participant.

Nonqualified Stock Options. There are no federal tax consequences, either to the participant or to the Company upon the grant of a nonqualified stock option under the Plan. Upon the exercise of a nonqualified stock option, the participant will recognize income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the Common Stock of the Company on the date of exercise over the exercise price. Upon subsequent disposition of the shares by the participant, the entire gain or loss on the disposition of the shares will be treated as applicable capital gain or loss by the participant.

Termination of Plan

The Plan will automatically terminate on July 9, 2006, unless earlier terminated by the Board of Directors. The Board of Directors may terminate or amend the Plan at any time without stockholder approval, except as stockholder approval may be required under (a) Rule 16b-3 of the Securities Exchange Act of 1934, (b) the Code or certain regulations promulgated pursuant thereto, (c) the rules for listed companies on the national stock exchange on which the Common Stock is traded, or (d) any other applicable law or rule.

COSTS OF INFORMATION STATEMENT

The Company will bear the costs of preparing, assembling, and mailing the Information Statement and the 2003 Annual Report to stockholders. The Company will reimburse banks, brokerage houses, and other institutions, nominees, and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected the firm of Grant Thornton, LLP, independent public accountants, to be the Company’s auditors for the fiscal year ending June 30, 2004. Grant Thornton, LLP has audited our financial statements since July 1998.

Audit and Related Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the 2003 fiscal year were as follows:

Audit Fees (for the audit of the Company’s annual financial statements for the year ended June 30, 2003, and for reviews of the financial statements included in the Company’s Forms 10-QSB filed during fiscal 2003)	$75,621
Financial Information Systems Design and Implementation Fees	N/A
All Other Fees (for all other services)	$285

The Audit Committee has considered that the provision of the foregoing services by Grant Thornton LLP is compatible with maintaining the firm’s independence.

STOCKHOLDER PROPOSALS

Eligible stockholders who wish to present proposals for action at the 2004 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company, 220 West Harrison Street, Seattle, Washington 98119. Proposals must be received by the Secretary no later than June 3, 2004 for consideration for inclusion in next year’s annual meeting. A stockholder is eligible to present a proposal if, at the time he or she submits the proposal, the stockholder owns at least 1% or $2,000 in market value of Common Stock and has held such shares for at least one year, and the stockholder continues to own such shares through the date of the 2004 Annual Meeting.

ANNUAL REPORT

The Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, which includes financial statements and schedules thereto, is being mailed to stockholders together with this Information Statement. The Company will provide copies of the exhibits to the Annual Report on Form 10-KSB as filed with the SEC, upon written request to Secretary, Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, Washington 98119. The Company may require payment of a reasonable fee to cover the costs of reproduction and mailing of any such requested exhibits.

By Order of the Board of Directors

/s/ Ronald R. Helm

Ronald R. Helm Chief Executive Officer

Seattle, Washington
October 3, 2003

APPENDIX A

Pacific Biometrics, Inc.

Charter of the Audit Committee
of the Board of Directors

PURPOSE

     The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Pacific Biometrics, Inc. (the “Company”). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities, primarily through:

•	overseeing management’s conduct of the Company’s financial reporting process and systems of internal accounting and financial controls;

•	monitoring the independence and performance of the Company’s outside auditors; and

•	providing an avenue of communication among the outside auditors, management and the Board.

COMPOSITION

     1.     The Committee shall have at least three (3) members at all times, each of whom must be independent of management, as well the Company and each of its affiliates. A member of the Committee shall be considered independent if:

          (a) in the sole discretion of the Board, it is determined that he or she has no relationship that may interfere with the exercise of his or her independent judgment; and

          (b) he or she meets the SEC rules, if and when they are defined, or the rules that are appropriate for the Exchange on which the Company lists its common stock, regarding independence of audit committee members.

     2.     If any member of the Committee enters into or develops a “business relationship,” (as that term is defined in the SEC rules, if and when they are defined, or the rules that are appropriate for the Exchange on which the Company lists its common stock), that member shall have an affirmative obligation to promptly disclose such relationship to the Board.

     3.     No member of the Committee shall accept any consulting, advisory or other compensatory fee from the Company other than in connection with serving on the Committee or as a member of the Board.

     4.     All members of the Committee shall have a practical knowledge of finance and accounting and be able to read and understand fundamental financial statements or be able to do so within a reasonable period of time after appointment to the Committee.

     5.     At least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. Upon the adoption of regulations by the Securities and Exchange Commission (the “SEC”) in accordance with the Sarbanes-Oxley Act of 2002, at least one member of the Committee shall be a “financial expert,” as defined by such regulations.

     6.     Each member of the Committee shall be appointed by the Board and shall serve until the earlier to occur of the date on which he or she shall be replaced by the Board, resigns from the Committee, or resigns from the Board.

MEETINGS

     1.     The Committee shall meet either in person or telephonically as frequently as circumstances dictate, but no less than four times annually. The Board shall name a chairperson of the Committee, who shall prepare and/or approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

     2.     The Committee shall, through its chairperson, report regularly to the Board following the meetings of the Committee, addressing such matters as the quality of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the outside auditors, the performance of the internal audit function or other matters related to the Committee’s functions and responsibilities.

RESPONSIBILITIES AND DUTIES

     The Committee’s principal responsibility is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing and/or reviewing those financial statements.

     While the Committee has the powers and responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements present fairly the financial position, the results of operations and the cash flows of the Company, in compliance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

     The Committee’s specific responsibilities are as follows:

     General

     1.     The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Company shall have unrestricted access to members of management and other employees of the Company, as well as all information relevant to the carrying out of its responsibilities.

     2.     The Committee shall, with the assistance of management, the outside auditors and legal counsel, as the Committee deems appropriate, review and evaluate, at least annually, the Committee’s:

          (a) charter;

          (b) powers and responsibilities; and

          (c) performance.

The Committee shall report and make recommendations to the Board with respect to the foregoing, as appropriate.

     3.     The Committee shall ensure inclusion of its then-current charter in the proxy statement for the Company’s annual meetings of stockholders, at least once every three years in accordance with regulations of the SEC.

     4.     The Committee shall prepare annual Committee reports for inclusion in the proxy statements for the Company’s annual meetings, as required by rules promulgated by the SEC.

     5.     The Committee shall, in addition to the performance of the duties described in this charter, undertake such additional duties as from time to time may be:

          (a) delegated to it by the Board;

          (b) required by law or under the SEC rules, if and when they are defined, or the rules that are appropriate for the Exchange on which the Company lists its common stock; or

           (c) deemed desirable, in the Committee’s discretion, in connection with its functions described in this charter.

     6.     The Committee shall be empowered to retain, at the Company’s expense, independent counsel, accountants or others for such purposes as the Committee, in its sole discretion, determines to be appropriate to carry out its responsibilities.

     Internal Controls and Risk Assessment

     1.     The Committee shall review annually, with management and the outside auditors, if deemed appropriate by the Committee:

          (a) the internal audit budget, staffing and audit plan;

          (b) material findings of internal audit reviews and management’s response, including any significant changes required in the internal auditor’s audit plan or scope and any material difficulties or disputes with management encountered during the course of the audit; and

          (c) the effectiveness of or weaknesses in the Company’s internal controls, including computerized information system controls and security, the overall control environment and accounting and financial controls.

     2.     The Committee shall obtain from the outside auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review the correction of controls deemed to be deficient.

     3.     The Committee shall review the appointment, performance and replacement of the senior internal auditing executive, and the activities, organizational structure and qualifications of the persons responsible for the internal audit function.

     4.     The Committee shall, in accordance with SEC regulations to be adopted under the Sarbanes-Oxley Act, establish procedures for:

          (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

          (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     5.     The Committee shall review major financial risk exposures and the guidelines and policies which management has put in place to govern the process of monitoring, controlling and reporting such exposures.

     Outside Auditors; Their Performance and Independence

     1.     The outside auditors are ultimately accountable to the Board and the Committee, as the representatives of the stockholders of the Company. The Committee shall evaluate and recommend to the Board the selection and, where appropriate, the replacement of the outside auditors. The Committee shall recommend to the Board the outside auditors to be proposed for stockholder approval in any proxy statement.

     2.     The Committee shall:

          (a) confer with the outside auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries;

          (b) review the scope, plan and procedures to be used on the annual audit, as recommended by the outside auditors;

           (c) review the results of the annual audits and interim financial reviews performed by the outside auditors, including:

               (1) the outside auditors’ audit of the Company’s annual financial statements, accompanying footnotes and its report thereon;

               (2) any significant changes required in the outside auditors’ audit plans or scope;

               (3) any material differences or disputes with management encountered during the course of the audit (the Committee to be responsible for overseeing the resolution of such differences and disputes);

               (4) any material management letter comments and management’s responses to recommendations made by the outside auditors in connection with the audit;

               (5) matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit;

          (d) authorize the outside auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

          (e) obtain from the outside auditors assurance that they have complied with Section 10A, as amended, of the Securities Exchange Act of 1934.

     3.     The Committee shall inquire into any accounting adjustments that were noted or proposed by the outside auditors but were “passed” as immaterial or otherwise.

     4.     The Committee shall inquire as to any matters that were referred to the outside auditors’ national office relating to accounting policies and/or financial statement disclosure within the Company’s financial statements and, to the extent deemed appropriate, request an opportunity to address such issues directly with a representative of such national office.

     5.     The Committee shall, at least annually, obtain and review a report by the independent auditors’ describing:

          (a) the outside auditors’ internal quality control procedures;

          (b) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues.

     6.     Pre-approval by the Committee shall be required with respect to the fees for all audit and other services performed by the outside auditors as negotiated by management.

     7.     The Committee’s approval of any non-audit services to be rendered by the outside auditors must be obtained in advance of engaging the outside auditors to render such services. The Committee shall not approve the engagement of the outside auditors to render non-audit services prohibited by law or rules and regulations promulgated by the SEC. The Committee shall consider whether the provision of non-audit services is compatible with maintaining the outside auditors’ independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the outside auditors to review any advice rendered by the outside auditors in connection with the provision of non-audit services.

     8.     The Committee shall receive from the outside auditors on a periodic basis a formal written statement delineating all relationships between the outside auditors and the Company, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services, which may impact the objectivity and independence of the outside auditors, and other applicable standards. The statement shall include a description of all services provided by the outside auditors and the related fees. The Committee shall actively engage in a dialogue with the outside auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and shall evaluate, after gathering information from management, and other Board members, the performance of the outside auditors and recommend that the Board take action to satisfy itself of the independence of the outside auditors.

     9.     The Committee shall establish written hiring policies for current and former employees of the outside auditors.

     10.     The Committee shall consider whether it is appropriate to adopt a policy of insisting upon the rotation of the outside auditors’ lead audit partner or rotating the outside auditors on a periodic basis. Based upon its evaluation, the Committee shall take, or recommend that the Board take, appropriate action to monitor the independent status of the outside auditors.

     Financial Reporting

     1.     The Committee shall review and discuss with the outside auditors and management the Company’s audited annual financial statements that are to be included in the Company’s annual report on Form 10-K and the outside auditors’ opinion with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application of such accounting principles; and determine whether to recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

     2.     The Committee shall review and discuss with the outside auditors and management, and require the outside auditors to review, the Company’s interim financial statements to be included in the Company’s quarterly reports on Form 10-Q prior to filing such reports with the SEC.

     3.     The Committee shall review and discuss:

          (a) the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves and the Company’s accounting principles;

          (b) all critical accounting policies identified to the Committee by the outside auditors;

          (c) major changes to the Company’s accounting principles and practices, including those required by professional or regulatory pronouncements and actions, as brought to its attention by management and/or the outside auditors; and

          (d) material questions of choice with respect to the appropriate accounting principles and practices to be used in the preparation of the Company’s financial statements, as brought to its attention by management and/or the outside auditors.

     4.     The Committee shall review and discuss the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any annual or quarterly report, or other report or filing filed with the SEC.

     5.     The Committee shall discuss generally with management earnings press releases of the Company, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies.

     6. The Committee shall review and discuss with outside auditors any transaction involving the Company and any related party and any transaction involving the Company and any other party in which the parties’ relationship could enable the negotiation of terms on other than an independent, arms’-length basis.

     7.     The Committee shall discuss with the outside auditors any item not reported as a contingent liability or loss in the Company’s financial statements as a result of a determination that such item does not satisfy a materiality threshold. The Committee shall review with the outside auditors the quantitative and qualitative analysis applied in connection with such assessment of materiality, including, without limitation, the consistency of such assessment with the requirements of SEC Staff Accounting Bulletin No. 99.

     8.     The Committee shall review and consider other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

     9.     The Committee shall meet at least annually with management, the Director of Internal Audit and the outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

     Compliance with Laws, Regulations and Policies

     1.     The Committee shall review with management actions taken to ensure compliance with any code or standards of conduct for the Company which may be established by the Board.

     2.     The Committee shall review with the Company’s legal counsel any legal compliance matters, including securities trading practices and any other legal matters that could have a significant, adverse impact on the Company’s financial statements.

     3.     The Committee shall review with the Company’s counsel and others any federal, tax or regulatory matters that may have a material impact on the Company’s operations and the financial statements, related Company compliance programs and policies, and programs and reports received from regulators, and shall monitor the results of the Company’s compliance efforts.

     4.     The Committee shall periodically review the rules promulgated by the SEC and the New York Stock Exchange relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board take, appropriate action to comply with such rules.